Exhibit 99.1

Civitas Solutions Reports Fiscal 2015 Third Quarter Results

BOSTON, MA, August 12, 2015 - Civitas Solutions, Inc. (NYSE: CIVI) today reported financial results for the fiscal third quarter ended June 30, 2015.

Year-to-Date and Third Quarter Fiscal 2015 Highlights

•	Third quarter net revenue increased 8.7% to $346.0 million

•	Third quarter Adjusted EBITDA increased 13.8% to $39.1 million

•	Third quarter net income was $0.6 million, compared to $5 thousand in the third quarter of fiscal 2014

•	Ten acquisitions closed during the first nine months that had total annual revenues of $38.5 million

•	During the third quarter, completed the closure of at-risk youth ("ARY") services in one state and announced decision to discontinue ARY services in an additional five states

“We are pleased with our financial performance in the fiscal third quarter and our continued ability to carry out our long term growth strategy," stated Bruce Nardella, president and chief executive officer. "Our financial results are highlighted by another quarter of solid growth driven by strong organic growth in our two largest service lines, I/DD and SRS, as well as what continues to be a very active year for acquisitions."

Third Quarter Fiscal 2015 Financial Results

Net revenue for the third quarter was $346.0 million, an increase of $27.8 million, or 8.7%, over net revenue for the same period of the prior year. Net revenue increased $15.7 million from acquisitions that closed during and after the third quarter ended June 30, 2014 and $12.1 million from organic growth, including growth related to new programs. Third quarter net revenue consisted of:

•	Human Services net revenue of $278.4 million (80.5% of total net revenue), an increase of 7.4% compared to fiscal third quarter 2014; and

•	SRS net revenue of $67.6 million (19.5% of total net revenue), an increase of 14.6% compared to fiscal third quarter 2014.

Adjusted EBITDA for the third quarter was $39.1 million, compared to Adjusted EBITDA of $34.3 million for the third quarter ended June 30, 2014, an increase of 13.8%. In addition to continued organic growth and the contribution from acquisitions, Adjusted EBITDA was positively impacted by lower expense in our self-insured portion of employee health and other insurance plans. The increase was partially offset by higher client occupancy costs and an increase in direct labor costs primarily due to higher amounts of overtime compared to the same period of the prior year.

Income from operations for the third quarter was $11.5 million, or 3.3% of net revenue, compared to $16.0 million, or 5.0% of net revenue, for the third quarter of the prior year. The decrease in operating margin was due to intangible asset impairment charges of $8.2 million related to the planned closures of our at-risk-youth operations in the states of Florida, Louisiana, Indiana, North Carolina and Texas and an increase of $1.3 million in stock-based compensation expense. Management has set a target date of September 30, 2015 to transition each child or adolescent served in the five states into the program of another provider, but is committed to work with its public partners to ensure that each transition is completed safely and with minimal disruption.

Net income for the third quarter was $0.6 million compared to $5 thousand for the same period of the prior year. The increase in net income was primarily due to lower interest expense resulting from the refinancing of our debt facility and the redemption of senior notes in October 2014 using the net proceeds from our initial public offering. This increase was partially offset by the increased stock-based compensation expense and the impairment charges noted above.

Diluted net income per common share from continuing operations was $0.04 for the fiscal third quarter ended June 30, 2015, compared to net income per common share from continuing operations of $0.00 for the same period of the prior year.

Year-to-Date Fiscal 2015 Financial Results

Net revenue for the first nine months was $1,015.8 million, an increase of $87.2 million, or 9.4%, over net revenue for the same period of the prior year. Net revenue increased $44.6 million from organic growth, including growth related to new programs, and $42.6 million from acquisitions that closed during and after the nine months ended June 30, 2014. Net revenue for the first nine months of fiscal 2015 consisted of:

•	Human Services net revenue of $820.1 million (80.7% of total net revenue), an increase of 8.1% compared to the nine months ended June 30, 2014; and

•	SRS net revenue of $195.7 million (19.3% of total net revenue), an increase of 15.3% compared to the nine months ended June 30, 2014.

Adjusted EBITDA for the first nine months was $116.6 million, an increase of $21.3 million, or 22.4%, as compared to Adjusted EBITDA for the same period of the prior year. In addition to continued organic growth and the contribution from acquisitions, Adjusted EBITDA was positively impacted by lower expense in the self-insured portion of our employee health and other insurance plans, a decrease in net sales adjustments and leveraging of certain general and administrative expenses compared to the nine months ended June 30, 2014. The increase was partially offset by higher client occupancy costs and an increase in direct labor costs primarily due to higher amounts of overtime compared to the same period of the prior year.

Income from operations for the nine months ended June 30, 2015 was $46.0 million, or 4.5% of net revenue, compared to $44.1, or 4.7% of net revenue, for the nine months ended June 30, 2014. The decrease in operating margin as a percentage of net revenue was primarily due to intangible impairment charges of $10.4 million related to completed and planned closures of our at-risk-youth operations in six states and a $3.7 million increase in stock-based compensation expense compared to the same period of the prior year.

Net loss was $1.2 million and $16.9 million for the nine months ended June 30, 2015 and 2014, respectively. The reduction in net loss was primarily due to lower interest expense resulting from the refinancing of our debt facility and the redemption of $162.0 million of senior notes in October 2014. This reduction was partially offset by the increased stock-based compensation expense and the impairment charges noted above.

Diluted net loss per common share from continuing operations was $0.01 for the first nine months, compared to net loss per common share from continuing operations of $0.67 for the same period of the prior year.

During the first nine months of fiscal 2015 we redeemed the remaining $212.0 million of senior notes using the net proceeds from our initial public offering that closed in September 2014 and the incremental $55.0 million term loan under an amendment to the Senior Credit Agreement that closed in February 2015. Additionally, we have continued to invest in our I/DD and SRS businesses through higher capital expenditures and the acquisition of ten companies for total consideration of $44.8 million, including $6.1 million of contingent consideration. As a result, cash and cash equivalents were $16.7 million at June 30, 2015, compared to $196.1 million at September 30, 2014.

Fiscal 2015 Outlook and Guidance

The Company is updating its fiscal year 2015 net revenue and Adjusted EBITDA guidance that it communicated on May 12, 2015 during the release of fiscal second quarter results.

For fiscal 2015, we are adjusting our guidance for net revenue to a range of $1.355 billion to $1.375 billion and maintaining our guidance for Adjusted EBITDA with a range of $152 million to $154 million.

Modeling guidelines for the current fiscal year:

Annual tax rate: 45%
Depreciation and Amortization: $78 million
Average basic and diluted shares outstanding for the year: 37 million
Stock comp expense: $5.0 million
Capital expenditures: 3.0% to 3.5% of net revenue

Conference Call

This afternoon, Wednesday, August 12, 2015, Civitas Solutions management will host a conference call at 5:00 pm (Eastern Time) to discuss the 2015 third quarter operating results.

Conference Call Dial-in #:

Domestic U.S. Toll Free:    866-807-9684

International:    412-317-5415

Replay Details (available 1 hour after conclusion of the conference call through August 19, 2015):

Domestic U.S. Toll Free:    877-344-7529

International:    412-317-0088

Canada Toll Free:    855-669-9658

Replay Access Code:    10070533

A live webcast of the conference call will be available via the investor relations section of the Company’s website:
www.civitas-solutions.com. Following the call, an archived replay of the webcast will be available on this website through November 12, 2015.

Non-GAAP Financial Information

This earnings release includes a presentation of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, and management believes they provide a more transparent view of the Company’s underlying operating performance and operating trends. Reconciliations of net loss to EBITDA and Adjusted EBITDA are presented within the tables below.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are frequently used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the Company’s financial statements filed with the SEC.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements, including statements about our expectations for future financial performance and the timing of the closure of certain of our at-risk-youth programs. Forward- looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth and refinancing plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, the factors described in “Risk Factors” in Civitas’ Form 10-K. Words such as “anticipates”, “believes”, “continues”, “estimates”, “expects”, “goal”, “objectives”, “intends”, “may”, “hope”, “opportunity”, “plans”, “potential”, “near-term”, “long-term”, “projections”, “assumptions”, “projects”, “guidance”, “forecasts”, “outlook”, “target”, “trends”, “should”, “could”, “would”, “will” and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Selected Financial Data
($ in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Gross revenue	$351,062	$323,696	$1,028,498	$944,524
Sales adjustments	(5,068)	(5,507)	(12,734)	(15,977)
Net revenue	345,994	318,189	1,015,764	928,547
Cost of revenue (exclusive of depreciation expense shown separately below)	268,393	247,579	786,024	725,754
Operating expenses:
General and administrative expenses	39,671	36,448	119,452	108,104
Depreciation and amortization	26,415	18,190	64,278	50,594
Total operating expenses	66,086	54,638	183,730	158,698
Income from operations	11,515	15,972	46,010	44,095
Other income (expense):
Management fee of related party	—	(342)	(162)	(1,041)
Other income (expense), net	(386)	148	(333)	664
Extinguishment of debt	—	—	(17,058)	(14,699)
Interest expense	(8,547)	(16,252)	(28,868)	(53,204)
Income (loss) from continuing operations before income taxes	2,582	(474)	(411)	(24,185)
Expense (benefit) for income taxes	1,191	(450)	(185)	(7,243)
Income (loss) from continuing operations	1,391	(24)	(226)	(16,942)
(Loss) gain from discontinued operations, net of tax	(841)	29	(966)	67
Net income (loss)	$550	$5	$(1,192)	$(16,875)
Income (loss) per common share, basic and diluted
Income (loss) from continuing operations	$0.04	$—	$(0.01)	$(0.67)
(Loss) gain from discontinued operations	(0.03)	—	(0.02)	—
Net income (loss)	$0.01	$—	$(0.03)	$(0.67)
Weighted average number of common shares outstanding, basic	36,950,000	25,250,000	36,950,000	25,250,000
Weighted average number of common shares outstanding, diluted	37,122,904	25,250,000	36,950,000	25,250,000
Additional financial data:
Program rent expense	$12,546	$10,665	$36,882	$31,156

Selected Financial Data
($ in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income (loss)	$550	$5	$(1,192)	$(16,875)
Loss (gain) from discontinued operations, net of tax	841	(29)	966	(67)
Expense (benefit) for income taxes	1,191	(450)	(185)	(7,243)
Interest expense, net	8,691	16,225	29,118	53,041
Depreciation and amortization	26,415	18,190	64,278	50,594
EBITDA	$37,688	$33,941	$92,985	$79,450
Adjustments:
Management fee of related party (a)	—	342	162	1,041
Stock based compensation (b)	1,388	46	3,761	103
Extinguishment of debt and related costs (c)	—	—	17,259	14,699
Long-term compensation plan payment (d)	—	—	2,470	—
Adjusted EBITDA	$39,076	$34,329	$116,637	$95,293
Supplemental Information
Operating losses for new starts (e)	$1,420	$1,767	$3,898	$4,491
Pro forma effect of acquired EBITDA (f)	102	161	2,693	1,748

a)	Represents management fees and reimbursable expenses incurred under our management agreement with our private equity sponsor that was terminated in September 2014.

b)	Represents non-cash stock-based compensation.

c)
Represents the costs associated with the redemption of $162.0 million and $50.0 million of senior notes in October 2014 and March 2015, respectively, including the write-off of the associated deferred financings costs and original issue discount, and costs associated with the $55.0 million incremental term loan that closed in February 2015.

d)	Represents payments associated with the termination of an equity-like plan for employees of the CareMeridian business unit made in connection with the IPO.

e)
Operating losses from new starts represent losses from any new start programs initiated within 18 months of the end of the period that had operating losses during the period. Net operating loss from a new start is defined as its revenue for the period less direct expenses but not including allocated overhead costs.

f)	Represents the estimated additional EBITDA from acquisitions made during the three and nine month periods presented assuming the acquisitions had occurred on the first day of each respective period.

Selected Financial Data
($ in thousands)
(unaudited)

	As of
	June 30, 2015	September 30, 2014
Cash and cash equivalents (a)	$16,665	$196,147
Working capital (b)	54,755	49,555
Total assets	1,057,260	1,207,954
Total debt (c)	653,397	815,509
Net debt (d)	586,732	569,362
Stockholders' equity	120,064	115,538

	Nine Months Ended
	June 30, 2015	June 30, 2014
Cash flows provided by (used in):
Operating activities (e)	$50,714	$66,667
Investing activities (e)	(67,534)	(39,711)
Financing activities (a)	(162,662)	1,130
Purchases of property and equipment	(30,310)	(24,271)
Acquisition of businesses, net of cash acquired	(38,738)	(15,178)

(a) IPO proceeds of $182.2 million were used to retire $162.0 million of senior unsecured notes on October 17, 2014 and pay the related redemption premium and fees.
(b) Calculated as current assets minus current liabilities.
(c) Includes obligations under capital leases.
(d) Represents net debt as defined in our senior credit agreement (total debt, net of cash and cash equivalents and letters of credit restricted cash of $50 million).
(e) In the Company's Quarterly Report on Form 10-Q for the three and six months ended March 31, 2015, the
Company incorrectly included the fair value of contingent consideration related to acquisitions of businesses, net of cash acquired, and the corresponding changes to other accrued and long term liabilities, in its cash flow statement for the six months ended March 31, 2015. This resulted in an overstatement of net cash provided by operating activities and an overstatement of net cash used in investing activities of $6.1 million for the six months ended March 31, 2015. For the six months ended March 31, 2015, the Company’s net cash provided by operating activities was $15.4 million, and the Company’s net cash used in investing activities was $50.6 million. This has been corrected in the reported amounts above for the nine months ended June 30, 2015.

About Civitas

Civitas Solutions, Inc. is the leading national provider of home- and community-based health and human services to must-serve individuals with intellectual, developmental, physical or behavioral disabilities and other special needs. Since our founding in 1980, we have evolved from a single residential program to a diversified national network offering an array of quality services in 35 states.

Contact

Civitas Solutions, Inc.
Dwight Robson, 617-790-4800
Chief Public Strategy and Marketing Officer
dwight.robson@civitas-solutions.com